EXHIBIT 21


                              THE DRESS BARN, INC.

                         SUBSIDIARIES OF THE REGISTRANT
                                (All 100% Owned)



                                                                     State of
Subsidiary                                                        Incorporation


D.B.R., Inc.                                                      Delaware

The Dress Barn, Inc. of
New Hampshire, Inc. (**)                                          New Hampshire

Raxton Corp. (**)                                                 Massachusetts

JRL Consulting Corp. (**)                                         New Jersey

D.B.X. Inc.                                                       New York






(**) Inactive Subsidiary